Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-11 (No. 333-192266) of our report dated March 28, 2013 relating to the financial statements, which appears in ZAIS Financial Corp. and Subsidiaries’ Annual Report on form 10-K for the year ended December 31, 2012. We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of this Amendment No. 1 to this Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

December 12, 2013